Exhibit 95

Mine Safety Disclosures Required by the Financial Reform Act (Dodd-Frank)

Trinity Industries, Inc., through wholly-owned subsidiaries, owned or operated at various times a total of sixteen (16) sand, gravel, shale, clay, and aggregate quarries in Texas, Arkansas, California, Colorado, and Louisiana during the three month period ended September 30, 2013. The Financial Reform Act (Dodd-Frank) requires disclosure in our periodic reports filed pursuant to the Securities Exchange Act of 1934, specific information about each of our quarries comprised of notices, violations, and orders1 made by the Federal Mine Safety and Health Administration (“MSHA”) pursuant to the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). The following table is a summary of the reportable information for the three months ended September 30, 2013 for such quarries:

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)		Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Rye (4102547)	—	—	—	—	—	$—		—	No	No	—	—	—
Belton (4101043)	—	—	—	—	—	$—		—	No	No	—	—	—
Malloy Bridge (4102946)	—	—	—	—	—	$—		—	No	No	—	—	—
Cottonwood (4104553)	—	—	—	—	—	$—		—	No	No	—	—	—
Wills Point (4104113)	—	—	—	—	—	$100		—	No	No	—	—	—
Waco-Angerman (4103492)	—	—	—	—	—	$—		—	No	No	—	—	—
Indian Village (1600348)	—	—	—	—	—	$—		—	No	No	—	—	—
Lockesburg (0301681)	—	—	—	—	—	$—		—	No	No	—	—	—
Kopperl (4104450)	—	—	—	—	—	$—		—	No	No	—	—	—
Wills Point II (4104071)	—	—	—	—	—	$—		—	No	No	—	—	—
Asa (4104399)	—	—	—	—	—	$—		—	No	No	—	—	—
Paradise (4103253)	—	—	—	—	—	$—		—	No	No	—	—	—
Anacoco (1600543)	—	—	—	—	—	$—		—	No	No	—	—	—
Streetman (4101628)	—	—	—	—	—	$—		—	No	No	—	—	—
Boulder (0504415)	1	—	—	—	—	$—	[2]	—	No	No	—	—	—
Frazier Park (0400555)	—	—	—	—	—	$—		—	No	No	—	—	—

1	Significant and Substantial (S&S) citations are reported on this form. Non S&S citations are not reported on this form but any assessments resulting from Non-S&S citations are reported.
2	One S&S citation and four non S&S citations issued, proposed penalty amount still pending.